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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2006

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ANTARES PHARMA, INC.

(Exact name of registrant specified in its charter)

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Delaware	1-32302	41-1350192
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 Phillips Blvd., Suite 290, Ewing, New Jersey	19341
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (609) 359-3020

Not applicable.

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Employment Agreement with Peter Sadowski

On October 13, 2006, Antares Pharma, Inc. (the “Company”) entered into an employment agreement with Peter Sadowski, pursuant to which Mr. Sadowski will continue to serve as the Vice President - Devices Group of the Company. The term of Mr. Sadowski’s employment commenced on October 13, 2006 and will end on October 13, 2007, with automatic one-year extensions, unless terminated earlier by either party upon 60 days’ prior written notice.

This agreement provides that Mr. Sadowski will receive a base salary of $186,000 each year and will be eligible to receive an annual bonus targeted at 20% with a maximum of 35% of his base salary based on the achievement of business objectives to be determined by the Company’s Chief Executive Officer and approved by the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company (the “Board”). Mr. Sadowski will be eligible to participate in the Company’s benefit plans, including health and dental insurance plans and 401(k) plan, and is entitled to 20 days of paid vacation (in addition to other customary office holidays) and reimbursement of all reasonable business expenses incurred by Mr. Sadowski in the performance of his duties and automobile-related expenses of up to $500 each month. This agreement also provides that Mr. Sadowski may be entitled to participate in the Company’s equity incentive plans and programs, and that he will be eligible to receive a grant of 175,000 shares of restricted stock under the Company’s 2006 Equity Incentive Plan (the “Equity Plan”) upon the achievement of pre-established performance goals, subject to the approval of the Board.

In addition, this agreement provides that if Mr. Sadowski’s employment is terminated by the Company without cause, the Company will pay to Mr. Sadowski (i) his base salary, bonus and expenses accrued, but unpaid as of his date of termination; (ii) his base salary on a monthly basis for six months following his termination of employment; and (iii) COBRA premiums for six months following termination of his employment. Mr. Sadowski will receive the same severance benefits if Mr. Sadowski’s employment is terminated as a result of non-renewal of this agreement or in connection with any merger of the Company with or into another person or entity or the sale by the Company of all or substantially all of its business, assets or stock. If Mr. Sadowski’s employment is terminated by the Company for cause or if Mr. Sadowski terminates this agreement, then the Company will pay Mr. Sadowski his base salary and expenses accrued, but unpaid as of the date of his termination. If Mr. Sadowski’s employment is terminated on account of his disability or death, the Company will pay Mr. Sadowski (or in the event of his death, his estate) his base salary, bonus (in the event of his death only) and expenses accrued, but unpaid as of the date of his disability or death.

This agreement also provides that at all times during Mr. Sadowski’s employment and for the five-year period after Mr. Sadowski’s termination of employment, Mr. Sadowski will maintain the confidentiality of all confidential information obtained by him as a result of his employment with the Company, including information received by him prior to the effective date of this agreement. In addition, during the term of Mr. Sadowski’s employment with the Company, and for the one-year period after Mr. Sadowski’s termination of employment, Mr. Sadowski cannot (i) compete against the Company, (ii) solicit in any way the customers of the Company; or (iii) recruit in any way the employees of the Company.

The foregoing description of the employment agreement between the Company and Mr. Sadowski is qualified in its entirety by reference to the copy of the agreement which is attached as Exhibit 10.1 and which is incorporated by reference herein.

Employment Agreement with Dario Carrara

On October 13, 2006, the Company and Antares Pharma AG (the “Antares AG”) entered into an employment agreement with Dario Carrara, pursuant to which Mr. Carrara will continue to serve as the Managing Director and President of Antares AG and Antares Pharma IPL AG and as Vice President of the Company. The term of Mr. Carrara’s employment commenced on October 13, 2006 and will continue until terminated by either party upon six months’ prior written notice.

This agreement provides that Mr. Carrara will receive a salary of twenty-three thousand four hundred sixty-two Swiss francs (CHF 23’462) each month, a thirteenth payment equal to one month’s base salary each November during the term of his employment, a flat expense reimbursement each year in the amount of ten thousand Swiss francs (CHF 10’000), child care expenses each year in the amount of seven thousand two hundred Swiss francs (CHF 7’200) and a housing allowance each month equal to three thousand Swiss francs (CHF 3’000) (the “Base Compensation”). Mr. Carrara’s Base Compensation totals three hundred fifty-eight thousand two hundred six Swiss francs (CHF 358’206). For each calendar year beginning on or after January 1, 2006, Mr. Carrara will be entitled to receive an annual bonus targeted at 20% with a maximum of 35% of his base salary based on the achievement of business objectives to be determined by Antares AG’s Chief Executive Officer and approved by the Compensation Committee.

This agreement also provides that Mr. Carrara will receive reimbursement of life insurance-related expenses up to a maximum of three hundred eighteen Swiss francs (CHF 318) each month, the cost of tax preparation by a professional accounting firm satisfactory to Antares AG of up to two thousand five hundred Swiss francs (CHF 2’500), and if Mr. Carrara’s primary place of employment is changed to a location more than 50 kilometers from Basel, Switzerland, any reasonable relocation-related expenses in an amount and manner consistent with the Company and Antares AG’s current policies and procedures. Furthermore, this agreement provides that Mr. Carrara will receive an annual school allowance for Mr. Carrara’s children in the amount of sixty-six thousand two hundred fifty Swiss francs (CHF 66’250) (as may be increased annually during the term of Mr. Carrara’s employment), the equivalent of or an annual car allowance of up to a maximum of twenty-eight thousand five hundred Swiss francs (CHF 28’500) (which may be increased by Antares AG in its sole discretion), and payment of the cost of two round trip coach class airfare each year for Mr. Carrara and his immediate family of up to eighteen thousand five hundred Swiss francs (CHF 18’500).

In addition, this agreement provides that Mr. Carrara will be eligible to participate in the Company’s and/or Antares AG’s established benefit plans, including health and dental insurance plans, and entitled to 25 days of paid vacation (in addition to other customary office holidays) and reimbursement of business-related expenses incurred by Mr. Carrara in connection with his employment in accordance with Antares AG’s expense regulations. This agreement also provides that Mr. Carrara may be entitled to participate in any equity incentive plans and programs establish by Antares AG’s Board of Directors, and that he will receive (i) 80,000 shares of qualified options under the Equity Plan upon execution and delivery of this agreement and (ii) subject to the Board’s approval, a grant of 280,000 shares of restricted stock upon the achievement of pre-established performance goals.

Furthermore, this agreement provides that if Mr. Carrara’s employment is terminated by Antares AG without cause, related or unrelated to a Merger (as defined in this agreement), then Antares AG will pay to Mr. Carrara (i) his Base Compensation, reimbursements, allowances and benefits (other than his bonus, vacation pay and relocation reimbursement) accrued, but unpaid as of his date of termination, and (ii) an amount equal to six months of his Base Compensation. If Mr. Carrara’s employment is terminated by the Company or Antares AG for cause, or on account of his death or disability, then Antares AG will pay Mr. Carrara or (in the event of his death, his estate) his Base Compensation accrued, but unpaid as of the date of his termination. If Mr. Carrara terminates this agreement, Antares AG will pay Mr. Carrara his Base Compensation, bonus, reimbursements, allowances, and benefits accrued, but unpaid as of the effective date of such termination.

This agreement provides that at all times during Mr. Carrara’s employment and thereafter, Mr. Carrara will maintain the confidentiality of all confidential information obtained by him as a result of his employment with the Company and Antares AG, including information received by him prior to the effective date of this agreement. In addition, during the term of Mr. Carrara’s employment, and for the one-year period after Mr. Carrara’s termination of employment, Mr. Carrara can not (i) compete against the Company or Antares AG, (ii) solicit in any way the customers of the Company or Antares AG; or (iii) recruit in any way the employees of the Company or Antares AG.

The foregoing description of the employment agreement between the Company and Mr. Carrara is qualified in its entirety by reference to the copy of the agreement which is attached as Exhibit 10.2 and which is incorporated by reference herein.

Amendment to Employment Agreement with James Hattersley

On October 13, 2006, the Company and James Hattersley entered into an amendment to Mr. Hattersley’s employment agreement dated February 14, 2005, pursuant to which the parties agreed to provide for (i) an automatic renewal of the employment term for additional one-year periods unless either party provides at least 60 days prior written notice; (ii) a potential reduction or elimination of the discretionary performance bonus in the event Mr. Hattersley’s total aggregate compensation for a calendar year is determined to be unreasonable and/or significantly above the target aggregate compensation established by the Compensation Committee for Mr. Hattersley; (iii) a gross-up payment for any federal taxes resulting from the delay in Mr. Hattersley’s relocation until after January 7, 2006, and the Company’s reimbursement of certain expenses associated with such relocation; (iv) reimbursement of the cost of the annual membership fee for the airline club of Mr. Hattersley’s choice or the cost of the annual membership fee of an American Express Platinum Card; (v) the payment of base salary, performance bonus, vacation pay, and expenses (other than automobile-related expenses) accrued, but unpaid as of the date of Mr. Hattersley’s termination of employment as a result of the non-renewal of Mr. Hattersley’s employment agreement; (vi) a grant of 200,000 shares of restricted stock under the Equity Plan upon the achievement of pre-established performance goals; (vii) a six-month delay in the payment of any amounts due to Mr. Hattersley upon his termination of employment to the extent required by section 409A of the Internal Revenue Code of 1986, as amended; and (viii) a change in the governing law from the State of Minnesota to the State of Delaware.

The foregoing description of the amendment to the employment agreement between the Company and Mr. Hattersley is qualified in its entirety by reference to the copy of the agreement which is attached as Exhibit 10.3 and which is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1 – Employment Agreement with Peter Sadowski, Ph.D., dated October 13, 2006.

10.2 – Employment Agreement with Dario Carrara, dated October 13, 2006

10.3 – Amendment No. 1 to Employment Agreement with James Hattersley, dated October 13, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTARES PHARMA, INC
Date: October 16, 2006	By: /s/ ROBERT F APPLE Name: Robert F. Apple Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document
10.1	Employment Agreement with Peter Sadowski, Ph.D., dated October 13, 2006
10.2	Employment Agreement with Dario Carrara, dated October 13, 2006
10.3	Amendment No. 1 to Employment Agreement with James Hattersley, dated October 13, 2006.